     THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED. AT THE TIME OF ISSUANCE OF THIS WARRANT CERTIFICATE, NEITHER THE RIGHTS REPRESENTED BY THIS WARRANT CERTIFICATE NOR THE SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS WARRANT CERTIFICATE NOR THE SHARES ISSUABLE UPON THE EXERCISE HEREOF MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

                        WESTERN PACIFIC AIRLINES, INC.

                       WARRANT TO PURCHASE COMMON STOCK

          This Warrant Certificate certifies that Mercury Air Group, Inc., a New York corporation ("MERCURY") is the registered holder of 200,000 warrants (the "WARRANTS") to purchase shares of Common Stock, $0.001 par value per share (the "SHARES"), of WESTERN PACIFIC AIRLINES, INC., a Delaware corporation (the "COMPANY"), on the terms and subject to the conditions set forth below. Subject to adjustment as provided herein, each Warrant entitles Mercury, upon exercise, to receive from the Company one share (the CONVERSION RATIO") of fully paid, nonassessable Common Stock of the Company at a price equal to $6.875 per share (the "WARRANT EXERCISE PRICE"). The Warrants have been issued by the Company to Mercury in consideration of (i) Mercury's entering into that certain Guaranty, dated April 25, 1997 (the "GUARANTY"), between Mercury and Compass Bank (the "LENDER"), whereby Mercury has agreed to unconditionally guarantee certain obligations of the Company arising pursuant to that certain Note, dated April 25, 1997 (the "NOTE"), between Company and the Lender, all on the terms and conditions as stated in the Guaranty and the Note, respectively; and (ii) the Fuel Administration Agreement, dated April 25, 1997 (the "FUEL ADMINISTRATION AGREEMENT"), between Company and Mercury.

          SECTION 1. DEFINITIONS. For purposes hereof, the following words and terms will have the meanings set forth below:

          "ACTUAL RETURN AMOUNT" shall have the meaning set forth in Section 4(c) hereof.

          "AFFILIATE" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.

          "Business Day"" means a day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or required by executive order to be closed.

          "COMMON STOCK" when used with reference to stock of the Company, means all shares now or hereafter authorized of any class of the common stock of the Company.

          "NASDAQ" means the NASDAQ National Market System.

          "PERSON" means a domestic or foreign individual or corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "REGISTRATION STATEMENT" means a registration statement filed or to be filed by the Company under the Securities Act.

          "RETURN DETERMINATION DATE" shall have the meaning set forth in
Section 4(a) hereof.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as the same may be amended from time to time, and the regulations thereunder.

          "TARGET RETURN AMOUNT" shall have the meaning set forth in Section 4(c) hereof.

          "TRADING DAY" means any day on which Nasdaq is open for trading on a regular basis.

     Other defined terms are contained in the body of this Warrant
Certificate.

          SECTION 2. TERMINATION OF WARRANT. Any portion of the Warrants which have not been exercised by Mercury in accordance with Section 3 hereof prior to 5:00 p.m. E.S.T. on April 25, 2000 (the "EXPIRATION TIME") shall, without further action by the Company or Mercury, immediately terminate and be of no further force or effect.

          SECTION 3.   EXERCISE OF WARRANT.

          a. Subject to the terms and conditions hereof, any portion of the Warrants may be exercised by Mercury in accordance with the terms of this
Section 3, in whole or in part, at any time prior to the Expiration Time during the Company's normal business hours; PROVIDED, however, that (i) if the Company reasonably believes that any governmental or regulatory filing is required prior to the exercise of such Warrants, the Company shall not be required to honor any exercise of the Warrants until such filing has been made and any applicable waiting period thereunder has expired or been terminated, and (ii) Mercury may not exercise any portion of the Warrants more than once in any calendar month without the prior written consent of the Chief Executive Officer of the Company.

          b. Subject to the terms and conditions hereof, all or any portion of the Warrants may be exercised by Mercury by: (i) delivering a written notice to the Company in the form of the Subscription Notice attached as EXHIBIT A hereto, (ii) unless Mercury has elected a cashless exercise in the Subscription Notice pursuant to Section 3(c) below, payment by Mercury to the Company of an amount equal to the Warrant Exercise Price times the number of Warrants so exercised (plus any applicable issue or transfer taxes) (x) in cash or by certified or official bank check in immediately available funds, or (y) by repayment on the Company's behalf of all amounts due under the Note, (iii) the surrender of this Warrant Certificate, properly endorsed, at the principal office of the Company (or at such other agency or office of the Company as the Company may designate by notice to Mercury) and (iv) delivery to the Company by Mercury of a letter in the form of EXHIBIT B attached hereto.

          c. Mercury and the Company hereby agree that, notwithstanding provisions in this Warrant Certificate to the contrary, in lieu of exercising any portion of this Warrant Certificate for cash, Mercury may elect to surrender this Warrant Certificate to the Company at its principal office, together with a notice delivered to the Company stating that Mercury desires to receive Shares equal to the value (as determined below) of such Warrants, in which event, the Company shall issue to Mercury a number of shares of Common Stock computed using the following formula:

                    X = Y(A - B)
                        --------
                           A

Where              X = the number of Shares to be issued to Mercury.

                   Y = the number of Shares purchasable under the Warrants or, if only a portion of the Warrants are being exercised, the portion of the Warrants being exercised (at the date of such calculation).

                   A = the closing price of one share of the Company's Common
                       Stock as of the Trading Day immediately preceding the receipt of such notice by the Company.

                   B = the Warrant Exercise Price.

          d. If, at the time of exercise, Mercury has not elected to exercise all Warrants, upon the Company's receipt of each of the documents referred to in this Section 3, in addition to the issuance of a stock certificate representing the Shares issuable upon exercise of the Warrants, the Company shall issue a new Warrant Certificate to Mercury, on the same terms as set forth herein, representing the remaining number of Warrants under this Warrant Certificate. Fractional shares of Common Stock shall not be issued upon the exercise of the Warrants. In lieu thereof, the Company shall pay Mercury cash in an amount equal to such fractional share interest multiplied by the closing price of a share of Common Stock as of the date of exercise.

          SECTION 4.   CONTINGENT PAYMENT.

          a. Within five (5) Business Days after July 25, 1998 (the "RETURN DETERMINATION DATE"), the Company shall determine the Target Return Amount (as defined below) and the Actual Return Amount (as defined below). If the Target Return Amount is greater than the Actual Return Amount, then the Company shall pay to Mercury an amount equal to the difference between the Target Return Amount and the Actual Return Amount within forty-five (45) days of the Return Determination Date. If the Target Return Amount is equal to or less than the Actual Return Amount, then the Company shall not be required to make any payment whatsoever pursuant to this Section 4.

          b. Except as set forth below, at the sole and absolute discretion of the Company, all or any portion of the amounts, if any, required to be paid by the Company to Mercury under this Section 4, may be satisfied by either the payment of cash, or the issuance of shares of Common Stock of the Company, valued at a price equal to the closing price of the Company's Common Stock as quoted on Nasdaq (and as reported by The Wall Street Journal or, if not reported thereby, by another authoritative source) on the Trading Day immediately preceding the Return Determination Date, in each case, without interest thereon. The Company will not have the right to make any payments due under this Section 4 in cash unless and until all amounts due and owing under the Note have been paid in full.

          c. For purposes of this Section 4, (i) the term "TARGET RETURN AMOUNT" shall mean the product obtained by multiplying (X) the Annualized Return (as defined below), by (Y) a fraction, the numerator of which is equal to the number of unexercised Warrants on the Return Determination Date and the denominator of which is 200,000; (ii) the term "ACTUAL RETURN AMOUNT" shall mean the product obtained by multiplying (X) (1) the Highest Average Closing Price, minus (2) the Warrant Exercise Price (but in no event shall the product be less than zero), by (Y) an amount equal to the number of unexercised Warrants on the Return Determination Date; (iii) the term "AVERAGE DAILY BALANCE" shall mean the average daily balance of amounts due and owing by the Company under the Note for the period commencing on April 25, 1997 and ending on the earlier of the Target Determination Date or such time as all principal amounts due and owing under the Note have been paid in full; (iv) the term "ANNUALIZED RETURN" shall mean the product obtained by multiplying (X) twenty percent (20.0%) of the Average Daily Balance, by (Y) a fraction, the numerator of which is the number of days that the Note remains outstanding (commencing on April 25, 1997 and ending on the earlier of the Return Determination Date or such time as all amounts due and owing under the Note are paid in full), and the denominator of which is 365; (v) the term "HIGHEST AVERAGE CLOSING PRICE" shall mean the highest average of the per share last daily closing price of the Company's Common Stock as quoted on Nasdaq (and as reported by The Wall Street Journal or, if not reported thereby, by another authoritative source) during any consecutive twenty (20) Trading Days occurring during the period commencing April 25, 1998 and ending on the Trading Day immediately preceding the Return Determination Date.

          SECTION 5.   REPRESENTATIONS AND WARRANTIES; COVENANTS AS TO COMMON
STOCK.

          a. The Company represents and warrants to Mercury as of the date hereof as follows:

                    (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified or licensed and in good standing as a foreign corporation and authorized to do business in each jurisdiction in which the ownership or leasing of its properties or the character of its operations makes such qualification necessary, except where the failure to be so qualified, licensed or authorized, or to be in good standing, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the assets, financial condition, earnings or operations of the Company (a "MATERIAL ADVERSE EFFECT"). The Company has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted, except where a lack of such corporate power or authority would not reasonably be expected to have a Material Adverse Effect.

                    (2) (i) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Warrant Certificate; and (ii) the execution and delivery by the Company of this Warrant Certificate and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company.

                    (3) The total authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, of which 13,394,348 are issued and outstanding as of March 15, 1997, and (ii) 200,000 shares of Series B Preferred Stock, par value $0.001 per share, all of which are issued and outstanding. Except for (i) the warrants and options issued under the Western Pacific Airlines, Inc. 1994 Stock Option Plan, (ii) the Affinity Warrants granted to certain vendors and strategic partners of the Company (substantially in the form of those issued to Mercury on June 26, 1995), (iii) the options granted pursuant to the Company's Amended and Restated 1995 Directors' Stock Option Plan, (iv) the options granted pursuant to the Company's 1996 Restricted Stock Plan for Non-Employee Directors, (v) the rights granted to certain employees of the Company pursuant to the Company's Employee Stock Purchase Plan and (vi) the warrants issued by the Company to each of Hunt Petroleum of Texas, Inc. and GFI Company, there are outstanding no securities or indebtedness convertible into, exchangeable for, or carrying the right to acquire, Common Stock or other equity securities of the Company, or subscriptions, warrants, options, rights, or other arrangements or commitments obligating the Company to issue or dispose of any Common Stock or other equity securities or any ownership therein. All of the Underlying Shares have been duly and validly authorized and reserved for issuance upon exercise of this Warrant Certificate and, when issued and delivered in accordance with the provisions hereof and the Company's Certificate of Incorporation (assuming issuance and delivery of the Shares pursuant to this Warrant Certificate against payment of the consideration specified therefor), will be duly and validly issued, fully paid and non-assessable.

          b. The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant Certificate will, upon issuance and payment of the Warrant Exercise Price applicable to such Shares, be validly issued, fully paid and nonassessable. The Company further covenants and agrees that from the date hereof until the Expiration Time, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of this Warrant Certificate and that the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

          SECTION 6. REORGANIZATION, RECLASSIFICATION, ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK, ETC. In case of any capital reorganization, or of any reclassification of the capital stock, of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a split-up or combination) or in case of the consolidation or merger of the Company with or into any other corporation or entity (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in the Common Stock being changed into or exchanged for stock or other securities or property of any other person), or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, this Warrant Certificate shall, after such capital reorganization, reclassification of capital stock, consolidation, merger or sale, entitle Mercury to purchase the kind and number of shares of stock or other securities or property of the Company, or of the corporation or entity resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which Mercury would have been entitled if it had held the Common Stock issuable upon the exercise hereof immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of Mercury hereunder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number or class of shares purchasable upon the exercise of this Warrant Certificate) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the rights represented hereby. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets shall assume by written instrument executed and mailed or delivered to Mercury at the address of Mercury appearing on the books of the Company, the obligation to deliver to Mercury such shares of stock, securities or assets as, in accordance with the foregoing provisions, Mercury may be entitled to purchase.

          SECTION 7.   ANTIDILUTION PROVISIONS.

          a. The Conversion Ratio shall be subject to adjustment from time to time as provided in this Section 7. For purposes of this Section 7, the term "COMMON STOCK" includes the Shares and any other class of equity interest in the Company having no preference over the Shares as to distributions which may be authorized in the future by an amendment to the Company's Certificate of Incorporation.

          b. In case the Company shall, at any time after the date this Warrant Certificate was first issued, with respect to all of the holders of its outstanding Common Stock (i) declare a dividend on the outstanding Common Stock payable in shares or rights to acquire shares of its Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation but excluding the events set forth in
Section 6 hereof or the issuance of shares of Common Stock by the Company in connection with a merger when the Company is the surviving corporation of the merger and no such reclassification of the Common Stock has occurred), then, in each case, the Conversion Ratio and the number of Shares issuable upon exercise of this Warrant Certificate in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that Mercury after such time shall be entitled to receive the aggregate number and kind of Shares which, if this Warrant Certificate had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, sub-division, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          SECTION 8.   PIGGYBACK REGISTRATION RIGHTS.

          a. If at any time after the date hereof, the Company proposes to register any of its Common Stock under the Securities Act (except for the registration of securities on Form S-4 or to be offered pursuant to an employee benefit plan on Form S-8 or any successor forms then in effect) (a "PIGGYBACK REGISTRATION"), it will so notify Mercury not later than thirty
(30) Business Days prior to the anticipated filing date. Subject to the provisions set forth below, the Company will include in the Piggyback Registration all Registrable Securities owned by Mercury with respect to which the Company has received a written request for inclusion within ten
(10) Business Days after Mercury's receipt of the Company's notice. Mercury may withdraw all or any part of the Registrable Securities from a Piggyback Registration at any time before the printing of the preliminary prospectus relating to the Piggyback Registration. Mercury must sell its Registrable Securities on the same terms and conditions as apply to the securities being issued and sold by the Company or, if the Company is not issuing and selling
shares, the Person who initiated the Piggyback Registration.   For purposes
hereof, "REGISTRABLE SECURITIES" shall mean all Shares issuable upon exercise of this Warrant Certificate that remain owned by Mercury; provided, however, that the right to a Piggyback Registration provided pursuant to this Section 8 shall not apply to any Shares which, at the time of such Piggyback Registration, are available for sale by Mercury pursuant to Rule 144 under the Act.

          b. If a Piggyback Registration is an underwritten registration on behalf of the Company or the person who initiated the Piggyback Registration and the managing underwriters give the Company their written opinion that the total number or dollar amount of securities requested to be included in the registration exceeds the number or dollar amount of securities that can be sold, the Company shall be entitled to reduce the Registrable Securities of Mercury to be included in such registration. Unless otherwise consented to in writing by Mercury, if the number of Mercury's Registrable Securities are reduced as provided above, such number will only be reduced on a proportionate basis with all other selling stockholders of the Company included in the offering, if any, so that all selling stockholders sell the same percentage of their securities being offered.

          c. If any Piggyback Registration is an underwritten offering, the Company will select the investment banker(s) and manager(s) that will administer the offering and shall enter into a customary underwriting agreement with the investment banker(s) and manager(s) containing such representations, warranties and covenants (including indemnities) as are customarily given by issuers in similar underwritten offerings.

          d. Mercury shall cooperate with the Company in connection with a registration of the Registrable Securities and shall furnish (i) such information as may be reasonably required by the Company or by the SEC in connection therewith and (ii) such representations, undertakings and agreements as may be reasonably required by the SEC, the Company and the Company's underwriters in connection therewith.

          e. All expenses incurred in connection with any registration or qualification pursuant to this Section 8, including, without limitation, all SEC registration fees, blue sky filing fees, printing expenses (excluding the printing of any agreements, memoranda or other documents pertaining solely to the sale of securities by Mercury) and fees and disbursements of experts used by the Company in connection with such registration, shall, subject to requirements of any applicable regulatory agency, be borne by the Company; PROVIDED, that Mercury shall bear the fees and disbursements of its own legal counsel, underwriting or brokerage discounts and commissions, and transfer taxes, on the sale of its securities.

          f. In the event of any registration of the Registrable Securities under the Securities Act pursuant to this Section 8, the Company will indemnify and hold harmless Mercury and its Affiliates (collectively, the "INDEMNIFIED PERSONS"), against any losses, claims, damages or liabilities, joint or several, to which any Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in or incorporated by reference into such Registration Statement or preliminary prospectus (if used prior to the effective date of such Registration Statement) or final or summary prospectus contained therein (if used during the period the Company is required to keep the Registration Statement effective), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will promptly reimburse each Indemnified Person for any legal or any other expenses reasonably incurred by it (from time to time as such expenses are incurred) in connection with investigating or defending any such action or claim (excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of the Company, which shall not be unreasonably withheld); provided, however, that the Company will not be liable to a particular Indemnified Person in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or omission or alleged omission made in said Registration Statement, said preliminary prospectus or said final or summary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by that Indemnified Person or by Mercury or its Affiliates specifically for use in the preparation thereof; or (ii) any act or action of the Indemnified Person other than as a selling stockholder under the Registration Statement.

          g. In the event of any registration of the Registrable Securities under the Securities Act pursuant to this Section 8, Mercury shall indemnify and hold harmless the Company, each of the Company's directors and officers, any underwriter and each other person, if any, who controls the Company or any underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, to which the Company or any such director, officer, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will promptly reimburse the Company, each such director, officer, underwriter and controlling person for any legal or other expenses reasonably incurred (from time to time as such expenses are incurred) by them in connection with investigating or defending any such action or claim (excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of Mercury, which shall not be unreasonably withheld); but in all such cases only if, and to the extent that, any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission therein made in reliance upon and in conformity with written information furnished to the Company by Mercury or its Affiliates specifically for use in the preparation thereof.

          h. Promptly after receipt by a party entitled to indemnification hereunder of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the indemnified party and it shall so notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it so chooses, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party that it so chooses, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if the indemnifying party fails to take reasonable steps necessary to diligently defend such claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to take such steps, the indemnified party may assume its own defense and the indemnifying party shall be liable for any expenses therefor. The indemnity agreements in this Section 8 shall be in addition to any liabilities which the indemnifying parties may have pursuant to law or contract.

          SECTION 9. TAXES. The Company shall not be required to pay any tax or taxes attributable to the initial issuance of shares of Common Stock upon any exercise, in whole or part, of this Warrant Certificate.

          SECTION 10. MERCURY NOT DEEMED A STOCKHOLDER. Mercury, as the holder of this Warrant Certificate, shall not be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon Mercury any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance of record to Mercury of the Shares which it is then entitled to receive upon the due exercise of this Warrant Certificate.

          SECTION 11. NO LIMITATION ON CORPORATE ACTION. No provisions of this Warrant Certificate and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Articles of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer, all or any part of its property or assets, or the exercise or any other of its corporate rights and powers.

          SECTION 12. NOT TRANSFERABLE. This Warrant Certificate and the Warrants represented hereby are not transferable to any other person.

          SECTION 13. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATE. If this Warrant Certificate is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination and tenor as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

          SECTION 14. NOTICES. All notices and other communications under this Warrant Certificate shall (a) be in writing, (b) be sent by (i) telecopier, (ii) delivered by hand, or (iii) delivered by an overnight courier service which maintains records confirming the receipt of documents by the receiving party (c) be given at the following respective addresses and telecopier and telephone number and to the attention of the following persons:

                  (i)  if to the Company, to it at:

                       Western Pacific Airlines, Inc.
                       2864 Circle Drive
                       Suite 1100
                       Colorado Springs, Colorado  80906
                       Telecopier No.: (719) 527-7259
                       Telephone No.:  (719) 527-7421
                       Attention: Chief Executive Officer.

                       with a copy to:

                       D'Ancona & Pflaum
                       30 North LaSalle Street
                       Suite 2900
                       Chicago, Illinois  60602
                       Telecopier No.: (312) 580-0923
                       Telephone No.:  (312) 580-2111
                       Attention: Allan J. Reich

                  (ii) if to Mercury:

                       Mercury Air Group, Inc.
                       5456 McConnell Avenue
                       Los Angeles, California 90066
                       Telecopier No.: (310) 827-5510
                       Telephone No.:  (310) 827-2737
                       Attention: Seymour Kahn





                       with a copy to:

                       Brooks, Baker and Lange
                       1700 Niels Esperson Building
                       808 Travis Street
                       Houston Texas 77002
                       Telecopier No.:
                       Telephone No.:  713-222-1434
                       Attention: Reese W. Baker

or at such other address or telecopier or telephone number or to the attention of such other person as the party to whom such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address," and (d) be effective or deemed delivered or furnished (i) if given by telecopier, when such communication is transmitted to the appropriate number determined as above provided in this
Section 14, (ii) if given by hand delivery or overnight courier service, when left at the address of the addressee addressed as above provided, except that notices of a change of address, telecopier or telephone number, shall not be deemed furnished until received.

          SECTION 15. MISCELLANEOUS. (a) This Warrant Certificate and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought.

          (b) The headings in this Warrant Certificate are for purposes of reference only and shall not limit or otherwise affect the meaning hereof

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officers as of the 25th day of April, 1997.

                                       WESTERN PACIFIC AIRLINES, INC.


                                       By:
                                           -------------------------------
                                           Name:  Robert A. Peiser
                                           Title: President/


ATTEST:

BY:
    --------------------------
            Secretary

                                   EXHIBIT A

                               SUBSCRIPTION FORM


                    TO BE EXECUTED BY THE REGISTERED HOLDER
                            TO EXERCISE THIS WARRANT

                                                    Dated:
                                                           ---------------------



          The undersigned hereby exercises the right to purchase __________ of the Shares covered by this Warrant Certificate according to the conditions thereof and herewith (CHOOSE ONE):

                1. Makes payment of the Warrant Exercise Price of such
          -----    Shares, in full; or

                2. Elects to effect a cashless exercise of such Warrants
          -----    pursuant to Section 3(c) of the Warrant Certificate.


                                       MERCURY AIR GROUP, INC.


                                       By:
                                           --------------------------------
                                           Title:

                                   EXHIBIT B

Western Pacific Airlines, Inc.
2864 Circle Drive
Suite 1100
Colorado Springs, Colorado  80906
Attention:
           ----------------------

          Re: EXERCISE OF WARRANT CERTIFICATE, DATED
              ----------------------------------------------------------------


Ladies & Gentlemen:

          In connection with the undersigned's purchase of Common Stock of Western Pacific Airlines, Inc., upon exercise of a Warrant Certificate therefor, the undersigned confirms and agrees as follows:

                    1. The undersigned has sufficient knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the shares of Common Stock.

                    2. The undersigned understands that it is purchasing the shares of Common Stock pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or any state securities or Blue Sky laws.

                    3. The undersigned is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Act.

                    4. The undersigned agrees that it will not offer, sell, transfer or exchange such shares of Common Stock, except in accordance with the registration requirements under the Act or pursuant to an available exemption therefrom.

          If administrative or legal proceedings are commenced or threatened in connection with which this notice is or would be relevant, the undersigned irrevocably authorizes Western Pacific Airlines, Inc. to produce this notice or a copy thereof to any interested party in such proceedings.

Date:                                  MERCURY AIR GROUP, INC.


                                       By:
                                           -------------------------------
                                           Title: